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                                                                   EXHIBIT 10.16

                         STOCK REDEMPTION AGREEMENT

      This AGREEMENT effective as of June 21, 1994 is between Marten Transport, Inc., a Delaware corporation (the "COMPANY"), and Darrell D. Rubel, as
Personal Representative of the Estate of Roger R. Marten (the "SHAREHOLDER").

      WHEREAS, the Shareholder desires to sell to the Company, and the Company desires to purchase from the Shareholder, an aggregate of Five Hundred Thousand (500,000) shares of the common stock of the Company (the "SHARES"), subject to all of the terms and conditions of this Agreement hereinafter set forth;

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. REDEMPTION OF THE SHARES.

      1.1 AGREEMENT FOR PURCHASE AND SALE OF SHARES. Subject to the satisfaction of the conditions to closing of the transaction contemplated hereby as hereinafter set forth, the Shareholder hereby agrees to sell to the Company, and the Company hereby agrees to purchase from the Shareholder, the Shares for a purchase price of $16.00 per share, or an aggregate purchase price of Eight Million Dollars ($8,000,000) (the "REDEMPTION PRICE").

      1.2 CLOSING. Unless this Agreement shall have been terminated, and subject to the satisfaction of the conditions to closing of the transaction contemplated hereby hereinafter set forth, a closing (the "CLOSING") will be held on June 21, 1994 at 11:00 a.m. at the offices of Oppenheimer Wolff & Donnelly, Plaza VII, Suite 3400, 45 South Seventh Street, Minneapolis, Minnesota, or at such other place or at such other time as the parties hereto may mutually agree, at which time and place the documents and instruments necessary or appropriate to effect the transaction contemplated hereby will be exchanged by the parties. Specifically, and not in limitation of the foregoing, at the Closing, the Shareholder will deliver a certificate or certificates in proper form and duly endorsed for transfer representing the Shares, and the Company will pay to the Shareholder the Redemption Price by certified check, federal wire transfer or interbank transfers.

      1.3 PAYMENT OF COSTS OF FAIRNESS OPINION. The Shareholder hereby agrees to pay all of the fees and expenses payable by the Company pursuant to the engagement by the Company of Alex. Brown & Sons Incorporated ("ALEX.
BROWN") to render an opinion to the Board of Directors of the Company as to the fairness to the Company of the transaction contemplated hereby. The Company is hereby authorized to deduct from the Redemption Price any such amount payable to Alex. Brown, and the Shareholder hereby agrees to pay directly to Alex. Brown or reimburse the Company for any such fees and expenses that may become payable that are not so deducted from the payment of the Redemption Price.

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2.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder
hereby represents and warrants to the Company as follows:

      2.1 TITLE TO SHARES. The Shareholder is the record and beneficial owner of the Shares, free and clear of all liens, encumbrances and claims of every kind, and the delivery of the Shares by the Shareholder to the Company under this Agreement will transfer to the Company valid title to the Shares, free and clear of all liens, charges, encumbrances and claims of every kind. There are no actions, suits or proceedings against the Shareholder affecting the title to any of the Shares or the right of the Shareholder to execute, deliver and perform its obligations under this Agreement.

      2.2 AUTHORITY. The Shareholder has the full legal right, power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by, and constitutes the valid and binding agreement of, the Shareholder, enforceable against the Shareholder in accordance with its terms.

      2.3 NO CONFLICT. The execution and delivery of this Agreement by the Shareholder and the consummation of the transaction contemplated hereby will not
(a) conflict with, or result in any breach of any material terms, conditions or provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any assets or property of the Shareholder pursuant to, any applicable law, administrative regulation or judgment, or any contract to which the Shareholder is a party or by which its properties, assets or rights may be bound or affected, (b) violate any provision of any law, rule or regulation of any administrative agency or governmental body applicable to the Shareholder, or any decree of any court, arbitrator or governmental body applicable to the Shareholder, or (c) require any filing with, or license, permit, consent or other approval of, any third party or governmental body.

      2.4   INVESTMENT REPRESENTATIONS.

            (a) The Shareholder acknowledges that the Shareholder has received such material information as has been requested, and has had an opportunity to ask questions of and receive answers from management of the Company to the extent deemed necessary by the Shareholder, in order to enable the Shareholder to become fully familiar with the financial condition, business and affairs of the Company. The Shareholder, therefore, confirms the Company's understanding that the Shareholder is fully aware of and advised concerning the present financial condition of the Company, the administration of its business affairs and its prospects for future business.

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            (b)   The Shareholder, either alone or with the assistance of its professional advisors, has such knowledge and experience in financial and business matters that it is capable of reading and interpreting financial statements and evaluating the merits and risks of the transaction contemplated hereby.

            (c) The Shareholder has obtained, to the extent it deems necessary, its own personal professional advice with respect to the transaction contemplated hereby in light of its financial condition and investment needs.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Shareholder as follows:

      3.1 AUTHORITY. The Company has the full legal right, power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by, and constitutes the valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms.

      3.2 NO CONFLICT. The execution and delivery of this Agreement by the Company and the consummation of the transaction contemplated hereby will not (a) conflict with, or result in any breach of any material terms, conditions or provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any assets or property of the Company pursuant to, any applicable law, administrative regulation or judgment, or any contract to which the Company is a party or by which its properties, assets or rights may be bound or affected, (b) violate any provision of any law, rule or regulation of any administrative agency or governmental body applicable to the Company, or any decree of any court, arbitrator or governmental body applicable to the Company, or (c) require any filing with, or license, permit, consent or other approval of, any third party or governmental body.

4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the Shareholder and the Company shall survive the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby regardless of any investigation that may have been made at any time by or on behalf of the party to which such representations, warranties, covenants and agreements are made.

5. CONDITIONS TO CLOSING. Notwithstanding any other provision of this Agreement to the contrary, the obligation of the Company to effect the transaction contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Shareholder contained in

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      this Agreement shall be in all material respects true, complete and accurate as of the date when made and at and as of the time of the Closing as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement.

            (b) REQUIRED APPROVALS AND CONSENTS. All approvals and consents of or from any third party or any governmental authority required to consummate the transaction contemplated hereby shall have been delivered, made or obtained, and the Company shall have received copies thereof.

            (c) NO ADVERSE CHANGES. No adverse changes shall have occurred after the date hereof in the business or financial condition of the Company or in the trading price of the common stock of the Company.

            (d) NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any third party or any governmental body shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a material adverse effect on the business or financial condition of the Company.

            (e) OPINION OF COUNSEL TO THE SHAREHOLDER. The Company shall have received an opinion of legal counsel to the Shareholder, in form and substance satisfactory to the Company, to the following effect:

                  (i) The Shareholder is the record and beneficial owner of the Shares, free and clear of all liens, encumbrances and claims of every kind, and the delivery of the Shares by the Shareholder to the Company under this Agreement will transfer to the Company valid title to the Shares, free and clear of all liens, charges, encumbrances and claims of every kind. There are no actions, suits or proceedings against the Shareholder effecting the title to any of the Shares or the right of the Shareholder to execute, deliver and perform its obligations under this Agreement.

                  (ii) The Shareholder has the full legal right, power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by, and constitutes the valid and binding agreement of, the Shareholder, enforceable against the Shareholder in accordance with its terms.

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                  (iii)  The execution and delivery of this Agreement by the
            Shareholder and the consummation of the transaction contemplated hereby will not (a) conflict with or result in any breach of any material terms, conditions or provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any assets or property of the Shareholder pursuant to, any applicable law, administrative regulation or judgment or any contract to which the Shareholder is now a party or by which its properties, assets or rights may be bound or affected, (b) violate any provision of any law, rule or regulation of any administrative agency or governmental body applicable to the Shareholder, or any decree of any court, arbitrator or governmental body applicable to the Shareholder, or (c) require any filing with, or license, permit, consent or other approval of, any third party or governmental body.

            (f) OPINION OF ALEX. BROWN. The Company shall have received a favorable opinion of Alex. Brown, in form and substance satisfactory to the Company, to the effect that the transaction contemplated hereby is fair to the Company from a financial point of view.

            (g) FINANCING. The Company shall have obtained, on terms satisfactory to the Company in its sole discretion, such financing as may be necessary for the Company to consummate the transaction contemplated hereby.

            (h) ACCEPTANCE BY COUNSEL. The form and substance of all legal matters contemplated hereby and of all instruments and documents delivered hereunder shall be in form and substance reasonably satisfactory to counsel to the Company.

6.   MISCELLANEOUS.

      6.1 TERMINATION. This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time, but not later than the Closing, upon the following terms:

            (i) by mutual written consent of the Company and the Shareholder; or

            (ii) by the Company on or after June 23, 1994 if any of the conditions provided for in Section 5 of this Agreement shall not have been satisfied or waived in writing by the Company prior to such date; or

            (iii) by the Shareholder on or after June 23, 1994 if the transaction contemplated hereby shall not have been consummated on or before such date.

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      6.2   PUBLIC ANNOUNCEMENTS.  The Shareholder acknowledges and
understands that the Company will make a public announcement of the transaction contemplated hereby as may be necessary or appropriate in accordance with applicable law. The Shareholder agrees that it will not make any public statement or issue any release relating to the transaction contemplated hereby without the prior written consent of the Company.

      6.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

      6.4 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNMENT. This Agreement collectively sets forth the entire agreement and understanding of the parties with respect to the transaction contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof or thereof. All of the terms, representations and warranties of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, heirs at law, legatees, distributees, executors, administrators and other legal representatives.

      6.5 FURTHER ASSURANCES. Each party to this Agreement will, on or at any time after the date hereof, execute such further documents or instruments and take such further actions as may reasonably be requested by any other party to this Agreement to effect the purposes of this Agreement.

      6.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together shall constitute but one instrument.

      IN WITNESS WHEREOF, the parties duly executed this Agreement as of the day and year first written above.

                                    COMPANY:

                                    MARTEN TRANSPORT, LTD.

                                    By: \s\ Randolph L. Marten
                                       -------------------------------------

                                    Its: CHAIRMAN
                                        ------------------------------------

                                    SHAREHOLDER:

                                    \s\ Darrell D. Rubel
                                    --------------------------------------------
                                    Darrell D. Rubel, as Personal Representative of the Estate of Roger R. Marten

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